____________________________________________________________________



                          ASSET PURCHASE AGREEMENT



                        Dated as of November 1, 1999


                                by and among



                        DAVID MORRIS CREATIVE, INC.,
                       DAVID MORRIS ASSOCIATES, INC.,
                 DAVID MORRIS CREATIVE ASSOCIATES LTD. and
                            DAVID M. ANNUNZIATO


                                    and

                         REFAC INTERNATIONAL, LTD.



    ___________________________________________________________________




                             TABLE OF CONTENTS

 Section                                                               Page

                                  ARTICLE I
                Sales of Assets and Assumption of Liabilities  . . . . . . 1

      SECTION 1.01   Sales of Assets.  . . . . . . . . . . . . . . . . . . 1
           (a)  Purchased Assets.  . . . . . . . . . . . . . . . . . . . . 1
           (b)  Excluded Assets  . . . . . . . . . . . . . . . . . . . . . 2
      SECTION 1.02   Assumption of Liabilities . . . . . . . . . . . . . . 2
           (a)  Assumed Liabilities  . . . . . . . . . . . . . . . . . . . 2
           (b)  Excluded Liabilities . . . . . . . . . . . . . . . . . . . 3
      SECTION 1.03   Closing . . . . . . . . . . . . . . . . . . . . . . . 4
      SECTION 1.04   The Purchase Price  . . . . . . . . . . . . . . . . . 4
           (a)  Purchase Price . . . . . . . . . . . . . . . . . . . . . . 4
           (b)  Payment of Purchase Price  . . . . . . . . . . . . . . . . 4
      SECTION 1.05   Allocation of Purchase Price  . . . . . . . . . . . . 5
      SECTION 1.06   Further Cooperation . . . . . . . . . . . . . . . . . 6

                                    ARTICLE II
                       Representations and Warranties . . . . . . . . . .  6

      SECTION 2.01   Representations and Warranties of the Sellers . . . . 6
           (a)  Organization . . . . . . . . . . . . . . . . . . . . . . . 6
           (b)  Binding Obligation . . . . . . . . . . . . . . . . . . . . 6
           (c)  Purchased Assets . . . . . . . . . . . . . . . . . . . . . 7
           (d)  Title to Personal Property . . . . . . . . . . . . . . . . 7
           (e)  Real Property  . . . . . . . . . . . . . . . . . . . . . . 7
           (f)  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . 8
           (g)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . 8
           (h)  Absence of Changes or Events . . . . . . . . . . . . . . . 8
           (i)  Compliance with Laws . . . . . . . . . . . . . . . . . . . 9
           (j)  No Broker's or Finder's Fees . . . . . . . . . . . . . . . 9
           (k)  Employee Benefit Plans . . . . . . . . . . . . . . . . . . 9
           (l)  Environmental Matters  . . . . . . . . . . . . . . . . . . 9
           (m)  Financial Statements . . . . . . . . . . . . . . . . . .  10
           (n)  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .  11
           (o)  Intellectual Property  . . . . . . . . . . . . . . . . .  12
           (p)  Computer Software  . . . . . . . . . . . . . . . . . . .  14
      SECTION 2.02   Representations and Warranties of Buyer . . . . . .  14
           (a)  Organization . . . . . . . . . . . . . . . . . . . . . .  14
           (b)  Binding Obligation . . . . . . . . . . . . . . . . . . .  14

                                ARTICLE III
                                  Covenants  . . . . . . . . . . . . . .  15

      SECTION 3.01   Covenants of Executive and the Sellers  . . . . . .  15
           (a)  Ordinary Course  . . . . . . . . . . . . . . . . . . . .  15
           (b)  No Other Bids  . . . . . . . . . . . . . . . . . . . . .  16
           (c)  Confidentiality, Non-Competition, etc.   . . . . . . . .  17
           (d)  Office Location.   . . . . . . . . . . . . . . . . . . .  23
      SECTION 3.02   Covenants of Buyer.   . . . . . . . . . . . . . . .  23
           (a)  Professional Fees  . . . . . . . . . . . . . . . . . . .  23
           (b)  Financing  . . . . . . . . . . . . . . . . . . . . . . .  24
           (c)  Board of Directors . . . . . . . . . . . . . . . . . . .  24
           (d)  Board of Directors . . . . . . . . . . . . . . . . . . .  24

                                 ARTICLE IV
                            Additional Agreements  . . . . . . . . . . .  25

      SECTION 4.01   Access to Information . . . . . . . . . . . . . . .  25
      SECTION 4.02   Expenses  . . . . . . . . . . . . . . . . . . . . .  25
      SECTION 4.03   Press Releases  . . . . . . . . . . . . . . . . . .  26

                                  ARTICLE V
                            Conditions Precedent  . . . . . . . . . . .   26

      SECTION 5.01   Conditions to Each Party's Obligation . . . . . . .  26
           (a)  Approvals  . . . . . . . . . . . . . . . . . . . . . . .  26
           (b)  Legal Action . . . . . . . . . . . . . . . . . . . . . .  26
      SECTION 5.02   Conditions of Obligations of Buyer  . . . . . . . .  26
           (a)  Representations and Warranties . . . . . . . . . . . . .  27
           (b)  Performance of Obligations of the Sellers  . . . . . . .  27
           (c)  No Material Adverse Change . . . . . . . . . . . . . . .  27
           (d)  Consents and Actions . . . . . . . . . . . . . . . . . .  27
           (e)  Closing Deliveries . . . . . . . . . . . . . . . . . . .  27
           (f)  Release of Security Interests  . . . . . . . . . . . . .  28
      SECTION 5.03   Conditions of Obligation of the Sellers . . . . . .  28
           (a)  Representations and Warranties . . . . . . . . . . . . .  28
           (b)  Performance of Obligations of Buyer  . . . . . . . . . .  29
           (c)  Consents and Actions . . . . . . . . . . . . . . . . . .  29

                                 ARTICLE VI
                               Indemnification . . . . . . . . . . . . .  29

      SECTION 6.01   Buyer Claims  . . . . . . . . . . . . . . . . . . .  29
      SECTION 6.02   Seller Claims . . . . . . . . . . . . . . . . . . .  30
      SECTION 6.03   Notice of Claim . . . . . . . . . . . . . . . . . .  30
      SECTION 6.04   Defense of Third Party Claims . . . . . . . . . . .  31

                                 ARTICLE VII
                      Termination, Amendment and Waiver  . . . . . . . .  31

      SECTION 7.01   Termination . . . . . . . . . . . . . . . . . . . .  31
      SECTION 7.02   Amendment . . . . . . . . . . . . . . . . . . . . .  32

                                ARTICLE VIII
                        Labor and Employment Matters  . . . . . . . . .   32

      SECTION 8.01   Buyer's Employment Decisions  . . . . . . . . . . .  32

                                 ARTICLE IX
                             General Provisions . . . . . . . . . . . .  33

      SECTION 9.01   Survival of Representations, Warranties and
                       Agreements . . . . . . . . . . . . . . . . . . .   33
      SECTION 9.02   Sales Taxes . . . . . . . . . . . . . . . . . . . .  33
      SECTION 9.03   Counterparts  . . . . . . . . . . . . . . . . . . .  33
      SECTION 9.04   Governing Law . . . . . . . . . . . . . . . . . . .  33






           THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered int as of November 1, 1999, by and among REFAC INTERNATIONAL, LTD. ("Buyer"), and DAVID MORRIS CREATIVE, INC., DAVID MORRIS ASSOCIATES, INC., DAVID MORRIS CREATIVE ASSOCIATES LTD. (each, a "Seller", and collectively, the "Sellers") and DAVID M. ANNUNZIATO (the "Executive").

                                 ARTICLE I

               Sales of Assets and Assumption of Liabilities

           SECTION 1.01   Sales of Assets.

           (a) Purchased Assets. At the Closing (as defined below), each of the Sellers shall sell, assign, transfer, convey and deliver to Buyer and Buyer shall accept and purchase all of the Sellers' right, title and interest in and to all of the assets, properties and rights of each of the Sellers existing at the close of business on the day of the Closing (the "Purchased Assets"), including, without limitation, (i) all fixtures, furniture, equipment of the Sellers; (ii) the customer lists of the businesses of the Sellers (each, a "Business", and collectively, the "Businesses"); (iii) all inventory, including raw materials, work-in-process, finished product, spare parts and supplies used in connection with each Seller's Business; (iv) all petty cash used in the day to day operation of each Seller's Business and the bank accounts of each Seller's Business; (v) the prepaid expenses and other current assets of each Seller's Business; and (vi) all Intellectual Property (as defined in
 Section 2.01(o)), of each Seller's Business, (vii) all permits, authorizations and rights of each Seller's Business listed in Schedule 1.01(a), (viii) the Executive Loan (as defined in below), if any, and (ix) all of the other assets of each Seller's Business listed in Schedule 1.01(a), in each case together with all assets, properties and rights acquired by each of the Sellers of a similar nature to the foregoing since the date hereof, less such assets, properties and rights as may have been disposed of since said date in the ordinary course of business consistent with past practice.

           In connection with the foregoing, any amounts paid by the Sellers to the Executive from the Balance Sheet date to the Closing Date in excess of the Permitted Executive Payments (as defined below) shall be deemed to be loans payable by the Executive to Buyer (if any, the "Executive Loan") and shall constitute Purchased Assets. Executive agrees to repay to Buyer on the Closing Date the amount of any such Executive Loan. The term "Permitted Executive Payments" shall mean the amount equal to $150,000 divided by 365 and multiplied by the number of days elapsed during the period from the date of the Balance Sheet until the Closing Date.

           (b) Excluded Assets. The foregoing notwithstanding, Buyer shall not purchase, and the Sellers shall not be deemed to sell, those assets which are listed in the Schedule of Excluded Assets attached hereto and labeled Schedule 1.01(b), including, without limitation, the artwork currently contained in Sellers' premises; provided, that such art is not included as an asset on the Balance Sheet (as defined in Section 2.01(m)). The Excluded Assets shall include (i) an amount in cash not more than (x) $49,670, plus (y) the amount of the profits of the Sellers for the month of October, 1999 multiplied by 45%, to be retained by Sellers and distributed to the Executive at or after the Closing; provided, that if the Sellers shall operate at a loss for the month of October, 1999, Sellers or Executive shall deliver to Buyer an amount equal to such loss multiplied by 45%, and (ii) the loan receivable from the Executive to Davis Morris Creative, Inc. in the amount of $218,664, as reflected on the September 30, 1999 balance sheet previously delivered to Buyer. Buyer, Executive and Sellers agree to deliver any adjustment amounts pursuant to clause (i) of the preceding sentence within ten (10) days of the determination of any such adjustment amount.

           SECTION 1.02   Assumption of Liabilities.

           (a) Assumed Liabilities. As of the Closing Date (as defined below), Buyer shall undertake, assume, and agree to perform, and otherwise pay, satisfy and discharge as of the Closing the liabilities for only (i) those contracts or agreements listed in Schedule 1.02(a), (ii) the liabilities of the Business set forth on the Balance Sheet, (iii) the lease for the Leased Real Property (as defined in Section 2.01(e) hereof), and
 (iv) the liabilities of the Business incurred in the ordinary course of business since the date of the Balance Sheet, including open purchase orders (collectively, the "Assumed Liabilities").

           (b) Excluded Liabilities. Buyer shall not assume, nor does Buyer agree to pay, any debts, liabilities or obligations not specifically described in Section 1.02(a) hereof, including any federal, state or local taxes of the Sellers on or measured by income, gross receipts or payroll, whether for the period ending as of the Closing Date or any other period or penalties or interest relating thereto, or any other taxes of the Sellers of any kind or nature or penalties or interest relating thereto. All such liabilities shall be the responsibility of the Sellers and/or Executive, and the Sellers and Executive agree to jointly and severally indemnify and hold Buyer harmless against any such liabilities, debts, obligations, claims or damages therefrom (including incidental and consequential damages), costs and expenses.

           SECTION 1.03 Closing. The closing of the purchase and sale of Purchased Assets (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York at 10 a.m. on (a) November 1, 1999 subject to the satisfaction (or, if permissible, waiver) of the conditions set forth in Article V hereof, or
 (b) such other date, time and place which is agreed to by Buyer and the Sellers. The date on which the Closing is to occur is herein referred to as the "Closing Date" and the Closing shall be deemed to be effective as of the opening of business on the Closing Date.

           SECTION 1.04   The Purchase Price.

           (a) Purchase Price. For purposes hereof the Purchase Price shall be equal to $1,500,000 plus the Contingent Payment (as defined hereinafter), if any.

           (b) Payment of Purchase Price. The Purchase Price shall be paid as follows:

                          (i)  $1,500,000 by certified check, bank
      cashiers check or wire transfer at the Closing; and

                          (ii) an additional $250,000 (the "Contingent
      Payment") if the net earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Businesses operated as a separate division of Buyer after the Closing, calculated on the basis of preparation of the Income Statement, shall exceed $375,000 in any two (2) of the three (3) calendar years during the three-year period ending on December 31, 2002 (the "Contingent Payment Period"), to be paid promptly after a determination that the Contingent Payment is payable in accordance with this Section 1.04(b), but in no event later than July 1, 2003.

 In calculating the EBITDA of the Businesses operated as a separate division of Buyer after the Closing (such division, "DMA-NEW"), the annual management and overhead charge from Buyer to DMA-NEW for accounting/bookkeeping, office rent, telephones, insurance, payroll processing, employee benefits and benefit administration, and receptionist services rendered by Buyer to DMA-NEW (including payroll taxes associated with the personnel providing the foregoing services) shall be equal to $183,314; provided, that the costs of relocation of the Businesses and the existing tenant improvements for the space to be occupied by DMA-NEW pursuant to Section 3.01(d) hereof shall be excluded from the foregoing calculation of EBITDA for DMA-NEW. In addition, in calculating the EBITDA of DMA-NEW during the Contingent Payment Period, Buyer shall credit DMA-NEW at a rate of (x) 85% of DMA-NEW's usual and customary billing rates for creative services actually performed for Buyer or any of its affiliates, and (y) 100% of DMA-NEW's usual and customary billing rates for creative services actually performed for customers referred to DMA-NEW by Buyer or any of its affiliates. For purposes of this Agreement all determinations with respect to the calculation of EBITDA of DMA-NEW for any calendar year shall be made in accordance with generally accepted accounting principles, consistently applied, by Buyer's regular independent public accountants.
 To the extent that such books and records relate to DMA-NEW, Executive shall have the right during normal business hours to inspect the books and records of Buyer annually for the purposes of verifying the calculation of EBITDA as set forth in this Section 1.04(b).

           SECTION 1.05 Allocation of Purchase Price. The Purchase Price shall be allocated pursuant to a schedule to be furnished to the Sellers by Buyer prior to Closing, or as soon as practicable after Closing; provided, that the Purchased Assets shall be valued at their aggregate book value; provided, further, that the balance of the purchase price for the Businesses shall be allocated to goodwill.

           SECTION 1.06 Further Cooperation. From time to time after the Closing, each of the Sellers at Buyer's request and without further consideration, agrees to execute and deliver or to cause to be executed and delivered such other instruments of transfer as Buyer may reasonably request to transfer to Buyer more effectively the right, title and interest in or to the Purchased Assets and to take or cause to be taken such further or other action as may reasonably be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement.

                                 ARTICLE II

                       Representations and Warranties

           SECTION 2.01 Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to, and agrees with, Buyer as follows:

           (a) Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

           (b) Binding Obligation. Seller has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Seller has duly authorized the execution and delivery of this Agreement and the other transactions contemplated hereby and, no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms.
 This execution, delivery and performance by Seller of this Agreement does not and will not conflict with, or result in any violation of or default under, any provision of the Articles of Incorporation or Bylaws (or other organizational documents) of Seller, as amended, or any ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to Seller or to any of its respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, is required by or with respect to Seller in connection with its execution, delivery or performance of this Agreement.

           (c) Purchased Assets; Assumed Liabilities. Except for assets disposed of in the ordinary course of business, assets subject to the leases described in Schedule 1.02(a) and Excluded Assets, the Purchased Assets (x) consist of all assets reflected in Section 1.01(a) and (y) include all of the assets which have been used by Seller in the operation of its Business since January 1, 1999. Executive and the Sellers are aware of no outstanding jobs which, individually or in the aggregate, will result in a material loss.

           (d) Title to Personal Property. Except as set forth in Schedule 2.01(d) and except for equipment leased by the Sellers pursuant to the Equipment Leases described in Schedule 1.02(a), Sellers have good and marketable title to all of the personal property included in the Purchased Assets, in each case free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances of any nature whatsoever.

           (e) Real Property. Sellers own no real property. Schedule 2.01(e) includes a complete list of the real property leased by Sellers ("Leased Real Property"). Sellers have previously delivered to Buyer complete copies of all of the leases for the Leased Real Property.

           (f) Contracts. Except as described in Schedule 2.01(f), no Seller is a party to or bound by any lease, agreement, contract or other commitment which involves the payment or receipt of more than $5,000 per year or is not cancellable by Seller on less than 60 days notice without penalty or payment of any cancellation or termination fee or other amount (collectively, the "Contracts"). Each Contract is a valid and binding obligation of a Seller and is in full force and effect. Each Seller has performed all material obligations required to be performed by it to date under the Contracts. All Contracts are in the name of one of the Sellers, and all Contracts included in the Assumed Liabilities will be effectively transferred to Buyer at the time of the Closing. No Seller and no employee of any Seller is a party to any Contract that limits in any material manner the ability of any Seller or such employee to compete in or to conduct any line of business or compete with any person or entity in any geographic area or during any period of time exceeding three months from the date hereof.

           (g) Litigation. There are no lawsuits, claims, proceedings or investigations pending or, to the best knowledge of Seller, threatened by or against or affecting Seller or any of its properties, assets, operations or business which could in any way adversely affect Seller's business, the transactions contemplated by this Agreement or Buyer's right to own or utilize the Purchased Assets.

           (h) Absence of Changes or Events. Since May 31, 1999, the Business of Seller has been operated in the ordinary course and there has not been any actual or, to the knowledge of Executive, threatened material adverse change in the Business of Seller, the financial condition, results of operations, assets or prospects of Seller or the value or condition of the Purchased Assets.

           (i) Compliance with Laws. Seller is not in violation with respect to its operation of the Business or the Purchased Assets of any law, order, ordinance, rule or regulation of any governmental agency, authority or instrumentality.

           (j) No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated herein.

           (k) Employee Benefit Plans. There are no plans of Seller in effect for pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan, as to which Buyer will become liable as a result of the transactions contemplated hereby.

           (l) Environmental Matters. There have been no private or governmental claims, citations, complaints, notices of violation or other letters made, issued to or threatened against Seller by any governmental agency, authority or instrumentality or private or other party with respect to any alleged impairment or diminution of, or damage, injury or other adverse effects to, the environment or public health resulting, in whole or in part, from the ownership, use or operation of the Business or any of Seller's facilities ("Property").

           Seller has duly complied with, and, to the best of Seller's knowledge, the Property is in compliance with, the provisions of all federal, state and local environmental, health and safety laws, permits, codes and ordinances and all rules and regulations promulgated thereunder.

           Seller has provided Buyer with true, accurate and complete copies of any written information in the possession of Seller which pertains to the environmental history of the Property. Seller shall also promptly furnish to Buyer true, accurate and complete copies of any sampling and test results which may be obtained by Seller prior to the Closing from all environmental and/or health samples and tests taken at and around the Property.

           (m) Financial Statements. The Sellers have delivered to Buyer the preliminary balance sheet of the Sellers at May 31, 1999 (the "Balance Sheet"), and the related preliminary consolidated statements of income for the five-month period then ended (the "Income Statement"), each of which is attached hereto as Schedule 2.01(m). Also attached hereto as Schedule 2.01(m) are Buyer financial statements, including a balance sheet and income statement, prepared by Seller's independent public accounting firm for the period ending September 30, 1999. Such financial statements, including the notes thereto, are in accordance with the books and records of the Sellers, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly the financial position and the results of operations of the Sellers as of the dates and for the periods indicated.

           (n) Taxes. There are no taxes on or measured by income or gross receipts or franchise, real or personal property, employment, excise, sales and use or other taxes of any kind ("Taxes") attributable to periods up to and including the Closing for which Buyer could be held liable which have not been or will not be paid by the Sellers. All Taxes which are due and payable or required to be withheld, collected and/or paid over by Sellers for all periods ending on or before the Closing Date have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of Sellers. Each of the Sellers has duly and timely filed (or there has been filed on its behalf) with the appropriate governmental entities, agencies, authorities or instrumentalities all tax returns required to be filed by it with respect to the Purchased Assets, and all such tax returns are true, correct and complete in all material respects. No audit is pending or, to the knowledge of Sellers, threatened with respect to any Taxes due from any of the Sellers. There are no outstanding waivers extending the statutory period of limitations relating to the payment of Taxes due from any of the Sellers for any taxable period ending on or prior to the Closing Date which are expected to be outstanding as of the Closing Date. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or
 assessed, in writing, against any of the Sellers.   None of the Assumed
 Liabilities is an obligation to make a payment that will not be deductible by reason of Section 280G of the Internal Revenue Code of 1986, as amended. None of the Sellers is a party to any Tax allocation or sharing agreement, or similar arrangement.

           (o) Intellectual Property. (1) Schedule 2.01(o) identifies each material agreement pertaining to the licensed use of Intellectual Property (as hereinafter defined) in the Businesses and listing, in each case, whether Seller is the licensor or licensee thereunder, the subject matter of the license, and whether the rights granted are exclusive or non-exclusive (the "License Agreements").

           As used herein, "Intellectual Property" shall mean all U.S. and foreign patents, copyrights, trademarks, service marks, trade dress, logos, designs, trade names and similar business identifiers, including, in each case, all registrations and applications therefor and unregistered rights therein, and the goodwill of the Businesses symbolized by any of the foregoing, confidential or proprietary technical and business information, know-how and trade secrets, formulae, processes, inventions (whether patentable or unpatentable) and other technical information. As used herein, "Intellectual Property Rights" shall mean all rights to, and interests in, Intellectual Property that each Seller has the right to sell, transfer, assign or convey to Buyer without infringing upon, violating or conflicting with the rights of any other person or entity.

           (2) Except as set forth in Schedule 2.01(o), each Seller owns all material Intellectual Property or possesses adequate licenses or other valid right to the material Intellectual Property used in or necessary to conduct its Business as currently conducted, in each case without the payment of any royalties.

           (3) To the knowledge of Seller, the services, activities and products of Seller do not infringe upon, violate or conflict with the Intellectual Property rights of any other person or entity. There are no claims or suits pending for which notice has been provided or, to the knowledge of Seller, threatened (i) alleging that Seller's services, activities or products infringe upon or constitute the unauthorized use of a third party's Intellectual Property rights or (ii) challenging Seller's ownership of, right to use, or the validity or enforceability of any Intellectual Property owned or used by Seller. To the knowledge of Seller, there are no infringements by third parties of any Intellectual Property owned by Seller. Seller has not entered into any consent, indemnification, forbearance to sue, or settlement agreement with any third party relating to Intellectual Property.

           (4) Seller is not in breach of or default under the License Agreements nor has an event or condition occurred (or is alleged by any other party to have occurred) which, with or without due notice or lapse of time or both, would constitute a breach or event of default on the part of Seller or would provide a basis for a valid claim, acceleration or termination by any other party under the License Agreements. To the knowledge of Seller, no other party is in breach of or default under the License Agreements nor has any event or condition occurred (or is alleged by any other party to have occurred) which, with or without due notice or lapse of time or both, would constitute a breach or event of default on the part of such other party under the License Agreements. Seller is not a party to any technology license agreement or sales agency or distributorship agreement that limits in any material manner the ability of Seller to compete or to conduct any line of business or compete with any person or entity in any geographic area or during any period of time exceeding three months from the date hereof.

           (p) Computer Software. Seller has such title to or the right to use, by license or other agreement, all material computer software programs used by Seller as are necessary to permit Seller to conduct its Business as currently conducted, without any known conflict with the rights of others or any known use by others which conflicts, in any material respect, with the rights of Seller. Except as set forth on Schedule 2.01(p) hereto, all of the computer software (other than off the shelf "shrinkwrap" software) of Sellers may be transferred to Buyer without the consent of or payment to any third party.

           SECTION 2.02 Representations and Warranties of Buyer. Buyer represents and warrants to, and agrees with, the Sellers as follows:

           (a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

           (b) Binding Obligation. Buyer has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution, delivery and performance by Buyer of this Agreement does not and will not conflict with, or result in any violation of, any provisions of the Certificate of Incorporation or Bylaws of Buyer, as amended, or any provision of any law, ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to Buyer or to its property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, is required by or with respect to Buyer in connection with its execution, delivery or performance of this Agreement.

                                ARTICLE III

                                 Covenants

           SECTION 3.01   Covenants of Executive and the Sellers.

           (a) Ordinary Course. If the date hereof is not also the Closing Date, during the period from the date of this Agreement and continuing until the Closing, each of the Sellers agrees (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) that it shall carry on its Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such Business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired as a result of the transactions contemplated hereby.

           (b) No Other Bids. If the date hereof is not also the Closing Date, during the period from the date of this Agreement and continuing until the Closing, Executive and each of the Sellers agrees (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) that none of Executive or the Sellers nor any of their affiliates shall, nor shall they authorize any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by any of them to, solicit or encourage (including by way of furnishing information or entering into discussions or negotiations of any kind) any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal. As used in this paragraph, "takeover proposal" shall mean any proposal for a merger or other business combination involving any Seller or for the acquisition of a substantial equity interest in any Seller or all or a portion of the Purchased Assets other than the transactions contemplated by this Agreement.

           (c) Confidentiality, Non-Competition, etc. (1) As used herein, "Confidential Information" means any confidential or proprietary information relating to the identity of Buyer's or each Seller's and their respective affiliates' customers, the identity of representatives of customers with whom Buyer or any Seller or their respective affiliates has dealt, the kinds of services provided by Buyer or any Seller or their respective affiliates to customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, customer listings, computer software applications, research and development data, know-how, personnel information and other trade secrets. Notwithstanding the above, Confidential Information shall not include any information that:

                          (i)  is generally known to industrial
      designers, graphic design firms and/or to entities in Buyer's or Seller's trade or business;

                          (ii) is generally available to the public without conducting a substantial search of published literature; or

                          (iii) is subject to disclosure pursuant
      to any order or regulation of any governmental, regulatory or administrative agency, authority or instrumentality or court of competent judicial authority.

           If a particular portion or aspect of Confidential Information becomes subject to any of the foregoing exceptions, all other portions or aspects of such information shall remain subject to all of the provisions of this Agreement.

           (2) Executive acknowledges that: (i) the Executive's employment by Buyer, DMA-NEW or any of their affiliates has and will require that the Executive have access to and knowledge of Confidential Information; (ii) the disclosure of any such Confidential Information to existing or potential competitors of Buyer or any Seller or any of their affiliates would place Buyer or the Sellers at a competitive disadvantage and would do damage, monetary or otherwise, to Buyer, the Sellers or the Businesses; and
 (iii) the engaging by the Executive in any of the activities prohibited by this Section 3.01(c) will constitute improper appropriation and/or use of Confidential Information. Executive expressly acknowledges the trade secret status of the Confidential Information and that the Confidential Information constitutes a protectable business interest of Buyer. Accordingly, Buyer and Executive agree as follows:

                          (i) During the Employment Period (as defined hereinafter) and for a period of five (5) years thereafter, Executive shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Confidential Information, other than in the proper performance of the duties as an employee of Buyer, DMA-NEW or their affiliates. Notwithstanding the foregoing, any information which meets the definition of trade secret under the Uniform Trade Secret Act and does not fall within subparagraphs
      (c)(1)(i) to (c)(1)(iii) above, will be maintained in confidence so long as it continues to be treated as a trade secret.

                          (ii) Executive agrees to return all
      Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to Buyer at any time during employment upon Buyer's request and upon the termination of his employment for any reason.

           (3) Executive shall promptly and fully disclose to Buyer in writing all inventions, improvements, discoveries, developments, know-how, concepts, writings, formulae, processes, methods, designs and ideas (whether copyrightable, patentable or otherwise) made, received, generated, conceived, acquired, written or reduced to practice by the Executive alone or in conjunction with others, during or before or after working hours (whether or not at the request or upon the suggestion of Buyer), during the period of his employment with Buyer, in or relating to the products or services of Buyer or its customers which are known to the Executive as a consequence of his employment with Buyer, DMA-NEW or their affiliates (the "Inventions").

           Executive agrees that any and all such Inventions shall be "work for hire" and shall be the exclusive property of Buyer and agrees to assign and transfer to Buyer all of his right, title and interest in and to all Inventions. Executive will, at Buyer's expense, assist Buyer in executing, acknowledging and delivering all papers and documents, doing all things and supplying all information that Buyer may deem necessary or desirable to transfer or record the transfer of the Executive's entire right, title and interest in Inventions to Buyer and to enable Buyer to obtain patent, copyright or trademark protection for Inventions anywhere in the world during the terms of his employment by Buyer. The obligations of the Executive hereunder shall continue beyond the termination of his employment with Buyer with respect to Inventions conceived or made by the Executive during the period of his employment and shall be binding upon assigns, executors, administrators and other legal representatives of the Executive.

           (4) Executive shall not, so long as he is employed by Buyer, engage in "Competition" with Buyer DMA-New or their affiliates. For purposes of this Agreement, Competition by the Executive shall mean the Executive's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of any other business or organization anywhere in the United States which competes, directly or indirectly, with the business of Buyer, DMA-NEW or their affiliates as the same shall be constituted at any time during his employment by Buyer, DMA-NEW or their affiliates. Notwithstanding the foregoing, the Executive may during such period be the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of up to two percent (2%) of a publicly held company, the beneficial ownership of which would otherwise cause the Executive to be in breach of this Section 3.01(c)(4).

           (5) For a period of thirty-six (36) months following the termination of Executive's employment with Buyer, DMA-NEW or their affiliates, whether upon expiration of the Term (as defined hereinafter) or otherwise, Executives agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, do any of the following:

                          (i) solicit from any customer doing business with Buyer, DMA-NEW or their affiliates as of such Executive's termination business of the same or of a similar nature to the business of Buyer, DMA-NEW or their affiliates with such customer;

                          (ii) solicit from any known potential
      customer of Buyer, DMA-NEW or their affiliates business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer or proposal by Buyer, DMA-NEW or their affiliates, or of substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to such Executive's termination;

                          (iii) solicit the employment or services of, or hire, any person who was known to be employed by or was a known consultant to Buyer, DMA-NEW or their affiliates upon the termination of the Executive's employment, or within six (6) months prior thereto;

                          (iv) otherwise interfere with the business or accounts of Buyer, DMA-NEW or their affiliates; or

                          (v) solicit from any licensee of Buyer, DMA-NEW or their affiliates business from such licensee or a joint venture with such licensee, in either case, which involves business that is of the same or of a similar nature to the businesses of Buyer, DMA-NEW or their affiliates.

 Notwithstanding the foregoing, upon the termination of Executive's employment for any reason and provided that the Executive does not engage in any of the conduct prohibited by the foregoing paragraphs (5)(i) through
 (5)(v), Executive shall be free to engage in the graphic design business even if such business competes with the then existing businesses of Buyer; provided, that such new business (A) does not employ the name "Refac", "David Morris", "DMC", "DM Creative", "Human Factors", or any portion or variation thereof, (B) any other trade name or logo then used by Buyer, DMA-NEW or their affiliates, or (C) any other confusingly similar name or logo.

           (6) Executive acknowledges that the services to be rendered by him to Buyer, DMA-NEW and their affiliates are of a special and unique character, which gives this Agreement a peculiar value to Buyer, DMA-NEW and their affiliates, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a material breach or threatened breach by him of any of the provisions contained in this
 Section 3.01(c) will cause Buyer, DMA-NEW and their affiliates irreparable injury. Executive therefore agrees that Buyer shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining the Executive from any such violation or threatened violations.

           (7) Executive further acknowledges and agrees that due to the uniqueness of his services and confidential nature of the information he will possess, the covenants set forth herein are reasonable and necessary for the protection of the business and goodwill of Buyer, DMA-NEW and their affiliates.

           (8) For purposes of this Section 3.01(c), the terms "Employment Period" and "Term" shall have the meaning set forth in the Employment Agreement (as defined in Section 5.02(e)). The covenants in this Section 3.01(c) shall survive, with respect to Executive, for the Employment Period and for such additional periods of time for which the covenants set forth herein are made.

           (d) Office Location. Sellers and DMA-NEW will use their commercially reasonable efforts to relocate the operations of the Businesses to the rear portion of the second floor of Buyer's premises located at 115 River Road in Edgewater, New Jersey, as set forth on the floor plan attached as Exhibit C hereto, as soon as practicable after the Closing. DMA-NEW's rent expense for such offices shall not exceed the amount currently payable under the Seller's current lease and the imputed cost of any additional space it may require, and such amounts shall be used in determining the EBITDA of DMA-NEW for the purposes of Section 1.04(b).

           (e) Transfers Not Effected as of Closing. Nothing herein shall be deemed to require the conveyance, assignment or transfer of any contract, license (including, without limitation, any software license), permit, right or instrument (collectively, "Contracts and Permits"), that by its terms or by operation of law cannot be freely conveyed, assigned, transferred or assumed. Except as set forth on Schedule 3.01(e) hereto, all of the Contracts and Permits may be transferred or assigned to Buyer without the consent of or payment to any third party or governmental or regulatory agency or entity. To the extent the parties hereto have been unable to obtain any governmental entity or third party consents, novations or approvals required for the transfer of any Contracts or Permits and to the extent not otherwise prohibited by the terms of any Contract or Permit, for a period of one (1) year from and after the Closing Date the Sellers shall remain bound by the terms of such Contract or Permit, as applicable, and Buyer shall pay, perform and discharge fully all of the obligations of the Sellers thereunder from and after the Closing. The Sellers shall, without consideration therefor, pay, assign and remit to DMA-NEW or Buyer promptly all monies, rights and other consideration received in respect of such performance. The Sellers shall exercise or exploit their rights in respect of such Contracts and Permits only as reasonably directed by Buyer and at Buyer's expense. Subject to and in accordance with Section 3.01(e), the parties hereto shall continue to use their commercially reasonable efforts to obtain all such unobtained consents or approvals at the earliest practicable date. If and when any such consents, novations or approvals shall be obtained, then the Sellers shall promptly assign its rights and obligations thereunder to Buyer without payment of consideration therefor and Buyer shall, without the payment of any consideration therefor, assume such rights and obligations. The parties shall execute such good and sufficient instruments as may be necessary to evidence any such assignment and assumption.

           SECTION 3.02   Covenants of Buyer.

           (a) Professional Fees. Upon the Closing, Buyer shall pay up to $25,000 of the reasonably documented professional fees and expenses of the Sellers incurred in connection with the negotiation of this Agreement and the transactions contemplated hereby; provided, that Buyer shall have no liability for any professional fees or expenses in excess of $25,000.

           (b) Financing. Buyer shall make available to DMA-NEW a $500,000 line of credit. Interest shall be payable on the amounts borrowed thereunder from time-to-time at the published prime rate of The Chase Manhattan Bank (the "Prime Rate") plus two percent (2%) on the date of each such borrowing under the credit line through the date of repayment. Such credit line shall expire on December 31, 2004 and shall be used solely for the purposes of financing the operations of DMA-NEW. The forms of Loan Agreement and Note with respect to the foregoing are attached hereto as Exhibits D and E.

           (c) Board of Directors. Buyer agrees to use its reasonable best efforts to cause Executive to be nominated for and elected to the Board of Directors of Buyer during the Employment Period; provided, that Executive agrees to immediately resign his position as a director of Buyer upon the expiration of the Employment Period.

           (d) Stock Options. Buyer agrees to set aside a pool of 45,000 options ("Options") to purchase shares of Refac common stock ("Common Stock") under the Refac 1998 Stock Option and Incentive Plan (the "Option Plan") for grants to employees of DMA-NEW ("Employees"), including Executive. Executive shall determine the allocation of such Options to be granted to the Employees; provided, that Executive shall be granted not more than 30,000 of such Options. The exercise price of the Options shall be the fair market value of the Common Stock on the date of grant, which shall be equal to the closing market price of the Common Stock on the date of grant; provided, that the exercise price of any Options being granted to Executive on the date hereof shall be equal to the closing market price of the Common Stock on the last trading day prior to the date hereof. The Options will vest and become exercisable at the rate of 25% per annum commencing on the first anniversary date of the grant of such Options.

                                 ARTICLE IV

                           Additional Agreements

           SECTION 4.01 Access to Information. If the date hereof is not also the Closing Date, each of the Sellers shall afford to Buyer and to Buyer's accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing to all its books and records, and, during such period, each of the Sellers shall furnish promptly to Buyer all information concerning its business, properties and personnel as Buyer may reasonably request. Buyer will hold such information in confidence until such time as such information otherwise becomes publicly available and in the event of termination of this Agreement for any reason Buyer shall promptly return, or cause to be returned, to the Sellers all nonpublic documents obtained from the Sellers which it would not otherwise have been entitled to obtain; and shall not, in any manner, utilize any such information for Buyer's benefit or in any manner harmful to the Sellers.

           SECTION 4.02 Expenses. Except as set forth in Section 3.02(a), whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by Buyer or the Sellers in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs.

           SECTION 4.03 Press Releases. None of the parties hereto shall issue a press release or other publicity announcing the sale of the Purchased Assets or any other aspects of the transactions contemplated hereby without the prior written approval of the other party, unless such disclosure is advised by Buyer's counsel or is required by applicable law.

                                 ARTICLE V

                            Conditions Precedent

           SECTION 5.01 Conditions to Each Party's Obligation. The respective obligation of each party hereunder shall be subject to the satisfaction prior to the Closing Date of the following conditions:

           (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental agency, authority or instrumentality necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

           (b) Legal Action. No action, suit or proceeding shall have been instituted or threatened before any court or governmental agency, authority or instrumentality seeking to challenge or restrain the transactions contemplated hereby.

           SECTION 5.02 Conditions of Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by
 Buyer:

           (a) Representations and Warranties. The representations and warranties of the Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have received a certificate signed by the Executive to such effect.

           (b) Performance of Obligations of the Sellers. Each of the Sellers and Executive shall have performed all obligations required to be performed by them under this Agreement prior to the Closing Date, and Buyer shall have received a certificate signed by the Executive to such effect.

           (c) No Material Adverse Change. Since the date of the Balance Sheet, there shall have been no material adverse change in the financial condition, results of operations, business or assets of the Sellers or their respective Business or Purchased Assets.

           (d) Consents and Actions. All requisite consents of any third parties to the transactions contemplated by this Agreement shall have been obtained.

           (e) Closing Deliveries. The Sellers shall deliver, or cause to be delivered, to Buyer at or prior to the Closing the following documents:

                          (i)  Such certificates, executed by officers
      of the Sellers, as Buyer may reasonably request.

                          (ii) Consents executed by all necessary
      parties to permit Buyer to assume the Seller's interest in any Contracts acquired among the Purchased Assets.

                          (iii)  Such documents as may be required
      to convey all of the Sellers' right, title and interest in all personal property included in the Purchased Assets, including the Bill of Sale, Assignment and Assumption Agreement, a copy of which is attached hereto as Exhibit A.

                          (iv) The Employment Agreement to be entered into by Buyer and Executive, a copy of which is attached hereto as Exhibit B.

                          (v)  Such other documents, instruments or
      certificates as shall be reasonably requested by Buyer or its counsel.

           (f) Release of Security Interests. Provision satisfactory to Buyer shall have been made for the release of any security interests which encumber any of the Purchased Assets.

           SECTION 5.03 Conditions of Obligation of the Sellers. The obligations of the Sellers to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by the Sellers:

           (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Sellers shall have received a certificate signed by an appropriate officer of Buyer to such effect.

           (b) Performance of Obligations of Buyer. Buyer shall have performed all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Sellers shall have received a certificate signed by an appropriate officer of Buyer to such effect.

                                 ARTICLE VI

                              Indemnification

           SECTION 6.01 Buyer Claims. Except as hereinafter set forth, the Executive and the Sellers shall, jointly and severally, indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses, which may arise out of any misrepresentation or other breach or violation of this Agreement by the Sellers; provided, however, that the aggregate of all claims subject to indemnification hereunder by the Sellers shall not exceed the amount of the Purchase Consideration, and; provided, further, that Buyer shall be entitled to indemnification hereunder only when the aggregate of all such claims (excluding for this purpose legal, accounting and other expenses) exceeds $10,000, and only with respect to amounts by which the aggregate of all such claims exceeds $10,000. Buyer shall be entitled to set-off any amounts indemnifiable pursuant to this Section 6.01 from the Contingent Payment, if any.

           SECTION 6.02 Seller Claims. Except as hereinafter set forth, Buyer shall indemnify and hold harmless Executive, the Sellers and their successors and assigns and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses, which may arise out of any misrepresentation or other breach or violation of this Agreement by Buyer; provided, however, that the aggregate of all claims subject to indemnification hereunder by Buyer shall not exceed $1,000,000; provided, further, that the Sellers shall be entitled to indemnification hereunder only when, and only with respect to amounts by which, the aggregate of all such claims (excluding for this purpose legal, accounting and other expenses) exceeds $10,000 and only with respect to amounts by which the aggregate of all such claims exceeds $10,000.

           SECTION 6.03 Notice of Claim. Upon obtaining knowledge thereof, the party to be indemnified (the "Indemnified Party") shall promptly notify the party which is required to provide indemnification (the "Indemnifying Party") in writing of any damage, claim, loss, liability or expense which the Indemnified Party has determined has given rise or could give rise to a claim under this Article VI (such written notice being hereinafter referred to as a "Notice of Claim"). A Notice of Claim shall contain a brief description of the nature and estimated amount of any claim giving rise to a right of indemnification.

           SECTION 6.04 Defense of Third Party Claims. With respect to any claim or demand set forth in a Notice of Claim relating to a third party claim, the Indemnifying Party may defend, in good faith and at its expense, any such claim or demand, and the Indemnified Party, at its expense, shall have the right to participate in the defense or any such third party claim. So long as the Indemnifying Party is defending in good faith any such third party claim, the Indemnified Party shall not settle or compromise such third party claim. If the Indemnifying Party does not so elect to defend any such third party claim, the Indemnified Party shall have no obligation to do so.

                                ARTICLE VII

                     Termination, Amendment and Waiver

           SECTION 7.01 Termination. If the date hereof is not also the Closing Date, this Agreement may be terminated at any time prior to the
 Closing:

           (a)  by mutual consent of Buyer and the Sellers;

           (b) by either Buyer or the Sellers if there has been a material misrepresentation or breach of covenant or agreement contained in this Agreement on the part of the other and such breach of a covenant or agreement has not been promptly cured;

           (c) by Buyer if any of the conditions set forth in Sections 5.01 and 5.02 shall not have been satisfied before November 30, 1999 or such later date as Buyer and the Sellers shall mutually agree in writing;

           (d)  by the Sellers if any of the conditions set forth in Section
 5.03 or shall not have been satisfied before November 30, 1999 or such later date as Buyer and the Sellers shall mutually agree in writing.

           In the event of the termination of this Agreement by any party hereto pursuant to this Section 7.01, written notice thereof shall promptly be given to the other party specifying the provision hereof pursuant to which such termination is made, and, upon such termination in accordance with Section 7.01, there shall be no liability or obligation thereafter on the part of Buyer, Executive or Seller except for fraud or for willful breach of this Agreement prior to such termination.

           SECTION 7.02 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                ARTICLE VIII

                        Labor and Employment Matters

           SECTION 8.01 Buyer's Employment Decisions. Buyer agrees to offer employment to all persons who are employed by the Sellers immediately prior to Closing.

                                 ARTICLE IX

                             General Provisions

           SECTION 9.01 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing until the expiration of two years from the Closing Date, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is finally determined or settled; provided, that the provisions of Section 3.01(c) shall survive for the periods set forth in paragraph (8) of Section 3.01(c).

           SECTION 9.02 Sales Taxes. All sales and use taxes, if any, due under the laws of any state, any local government authority, or the federal government of the United States, in connection with the purchase and sale of the Purchased Assets shall be paid by the Sellers.

           SECTION 9.03 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

           SECTION 9.04 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New Jersey. Each of Buyer and the Sellers irrevocably consents to the exclusive jurisdiction of the courts of the State of New Jersey, or of any federal court located in such State, with respect to any claim, action, or proceeding between the parties arising out of or in connection with this Agreement.


           IN WITNESS WHEREOF, Buyer, Executive and the Sellers have executed this Agreement as of the date first written above.

                     DAVID MORRIS CREATIVE, INC.


                     By: /s/ David M. Annunziato
                         ___________________________
                     Name:  David M. Annunziato
                     Title:  President


                     DAVID MORRIS  ASSOCIATES, INC.


                     By: /s/ David M. Annunziato
                         ___________________________
                     Name:  David M. Annunziato
                     Title:  President


                     DAVID MORRIS CREATIVE ASSOCIATES LTD.


                     By: /s/ David M. Annunziato
                         ___________________________
                     Name:  David M. Annunziato
                     Title:  President


                     EXECUTIVE


                     By: /s/ David M. Annunziato
                         ___________________________
                     Name:  David M. Annunziato


                     REFAC INTERNATIONAL, LTD.


                     By: /s/ David M. Annunziato
                         ___________________________
                     Name:  David M. Annunziato
                     Title:  President